EXHIBIT 99.1
Investor Relations Contact:
Brian Ritchie - FD
212-850-5683
brian.ritchie@fd.com

Media Relations Contact:
Irma Gomez-Dib - FD
212-850-5761
irma.gomez-dib@fd.com

Press Release

INSMED REGAINS NASDAQ COMPLIANCE

RICHMOND, VA., May 5, 2009 - Insmed Inc. (NASDAQ CM: INSM), a biopharmaceutical company, today announced that it has received notification from The NASDAQ Stock Market that it has regained compliance with the minimum $1.00 per share bid price requirement, and further, that it currently complies with all other applicable standards for continued listing.

To regain compliance with the bid price rule, the Company was required to evidence a closing bid price of $1.00 per share or more for a period of at least 10 consecutive trading days.  On April 29, 2009, the closing price of the Company's common stock was $1.26 per share, the tenth consecutive day the stock price had closed above $1.00 per share.

Insmed will continue to trade on The NASDAQ Capital Market and the previously disclosed delisting proceeding related to its bid price compliance is now closed.

About Insmed

Insmed Inc. is a biopharmaceutical company with unique protein development experience and a proprietary protein platform aimed at niche markets with unmet medical needs.  For more information, please visit http://www.insmed.com.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements in this release constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. The risks and uncertainties include, without limitation, risks that in the future our common stock may not meet the standards for continued listing on The NASDAQ Stock Market and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2008. Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.